Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of Exhibit 99.1 in this Current Report on Form 8-K/A filed March 26, 2015 and the incorporation by reference in Registration Statements filed on Form S-8 on November 30, 2011 (File No. 333-178222), March 1, 2013 (File No. 333-186995),  January 17, 2014 (File No. 333-193435), December 16, 2014 (File No. 333-200987) and December 16, 2014 (File No. 333-200988), of our report, dated December 23, 2014, relating to the financial statements of Diogenix, Inc. for the years ended December 31, 2013 and 2012.

/s/Mayer Hoffman McCann P.C.

San Diego, California
March 24, 2015